Exhibit 99.2

NOTICE OF EXCHANGE

To:	Computershare Trust Company of Canada (the “Transfer Agent”)

PLEASE DELIVER YOUR EXCHANGE REQUEST BY ONE OF THE OPTIONS BELOW:

Via PDF Email (recommended)*:	Via Mail:

onlinedeposits@computershare.com *You can either scan this document via PDF or take a picture with your phone (send a CLEAR picture of all pages, both front and back within the same email)	Computershare Trust Company of Canada P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attn: Corporate Actions

This notice is given pursuant to Section 26.12 of the articles (the “Articles”) of Brookfield Infrastructure Corporation (the “Company”). All capitalized words and expressions used in this notice that are defined in the Articles have the meanings ascribed to such words and expressions in the Articles.

The undersigned hereby notifies the Company that the undersigned desires to have the Company redeem in accordance with the Articles:

☐	all Class A Share(s) registered in the name of the undersigned; or

☐	_____ Class A Share(s) registered in the name of the undersigned.

The undersigned acknowledges the Exchange-Redemption Call Right of Brookfield Infrastructure Partners L.P. (“BIP”) or an affiliate of BIP to acquire all, but not less than all, of the Tendered Class A Shares from the undersigned and that this notice is and will be deemed to be an offer by the undersigned to sell the Tendered Class A Shares to BIP in accordance with the Exchange-Redemption Call Right on or prior to the Specified Exchange Date for the Exchange Consideration and on the other terms and conditions set out in the Articles.

The undersigned acknowledges that the Company will not be obligated to redeem Tendered Class A Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Law. If the Company believes that it would not be permitted by any such requirements or other provisions to redeem the Tendered Class A Shares, provided that BIP has not exercised its Exchange-Redemption Call Right with respect to the Tendered Class A Shares, the Company will only be obligated to redeem the maximum number of Tendered Class A Shares (rounded down to a whole number of Class A Shares) that would not be contrary to such provisions.

The undersigned hereby represents and warrants to the Company and BIP that the undersigned has good title to, and owns, the Class A Share(s) to be acquired by the Company, BIP or an affiliate of BIP as the case may be, free and clear of all liens, claims and encumbrances whatsoever.

(Date)

(Signature of Tendering Class A Shareholder)

(Guarantee of Signature)

CURRENCY ELECTION

(only if exchange or acquisition of the Tendered Class A Shares is satisfied by the Cash Amount)

ALL CASH PAYMENTS WILL BE ISSUED ACCORDING TO YOUR DOMICILE, UNLESS OTHERWISE ELECTED BELOW

☐   Issue my cash entitlement payment(s) in U.S. dollars (USD).

☐   Issue my cash entitlement payment(s) in Canadian dollars (CAD).

☐   Issue my cash entitlement payment(s) in Australian dollars (AUD).

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by Computershare, in its capacity as foreign exchange service provider to the Company, on the date the funds are converted; (b) the risk of any fluctuation in such rate will be borne by the undersigned; and (c) Computershare may earn commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency. Failure to make an election will result in any cash payment under this exchange being paid in your local domicile currency. Shareholders domiciled outside of Canada and Australia will be issued USD.

Payment Delivery Instruction

☐   Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and mailed to the last address of the Tendering Class A Shareholder as it appears on the register of the Company or as instructed below in Exhibit A. ALL CHEQUE PAYMENTS WILL BE ISSUED TO THE REGISTERED NAME AS IT CURRENTLY APPEARS.

☐   Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and held for pick-up by the Tendering Class A Shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario.

☐   Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid electronically to the Tendering Class A Shareholder using the electronic payment information as it appears on the dividend register of the Company or as instructed below in Exhibit B.

NOTE:

This panel must be completed and such additional documents as the Transfer Agent may require must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The BIP Units Amount and any payment resulting from the exchange or acquisition of the Tendered Class A Shares will be issued and registered in, and made payable to respectively, the name of the Tendering Class A Shareholder as it appears on the register of the Company and the BIP Units Amount and payment resulting from such exchange or acquisition will be delivered to such Tendering Class A Shareholder as indicated above, unless the form appearing immediately below is duly completed.

EXHIBIT A:

Cheque Delivery Information

Date:

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class A Shareholder

EXHIBIT B

BROOKFIELD INFRASTRUCTURE CORPORATION EXCHANGE WIRE PAYMENT FORM*

**Beneficiary Name(s) that appears on the account at your financial institution – this MUST be the same name and address that your shares are registered to

**Beneficiary Address (Note: PO Boxes will not be accepted)			**City	**Province/State	**Postal Code/Zip Code

**Beneficiary Bank/Financial Institution

**Bank Address	**City	**Province/State	**Postal Code/Zip Code

PLEASE ONLY COMPLETE THE APPLICABLE BOXES BELOW, AS PROVIDED BY YOUR FINANCIAL INSTITUTION. YOU ARE NOT REQUIRED TO COMPLETE ALL BOXES

**Bank Account No.	Bank No. & Transit No. (Canadian Banks)	ABA/Routing No. (US Banks)

	(3 digits & 5 digits)	(9 digits)

SWIFT or BIC Code	IBAN Number	Sort Code (GBP)

(11 characters – if you only have eight, put ‘XXX’ for the last three)

Additional Notes and special routing instructions:

*PLEASE NOTE THAT THERE IS A $100 BANKING FEE ON WIRE PAYMENTS. ALTERNATIVELY, CHEQUE PAYMENTS ARE ISSUED AT NO ADDITIONAL COST. IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, COMPUTERSHARE WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF WE CANNOT CORRECT THE ISSUE PROMPTLY, A CHEQUE WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD. NO FEES WILL BE CHARGED

**MANDATORY FIELD

Please provide email address and phone number in the event that we need to contact you for corrective measures:

EMAIL ADDRESS: _____________________________________________ PHONE NUMBER: ________________